UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2) )
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hines Global REIT II, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hines Global REIT II, Inc. (“Hines Global REIT II” or the “Company”) held its annual meeting of stockholders on September 13, 2017. During the meeting, the Company’s stockholders elected each of the five nominees to serve as directors and ratified the selection of Deloitte & Touche as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. However, the Company determined to adjourn the meeting until October 4, 2017 in order to continue to solicit proxies with respect to the proposal to approve an amendment to its charter to comply with a request from a state securities administrator, since it did not receive sufficient votes to approve this proposal.

On September 14, 2017, Hines Global REIT II distributed the letter immediately below to stockholders to continue to solicit proxies.

In addition, Hines Global REIT II distributed the email communication immediately following the stockholder letter below to certain financial advisors, whose clients include stockholders of Hines Global REIT II, regarding the proxy solicitation described above.

PROXY VOTING REMINDER
Please vote your shares now.

Dear Hines Global REIT II Stockholder:

We previously sent you proxy material for the annual meeting of stockholders of
Hines Global REIT II, Inc. scheduled to be held on September 13, 2017. According to our most recent records, we have not received your vote for this meeting. At the annual meeting, we received enough votes from our stockholders to re-elect each of the members of our board of directors and to ratify the selection of Deloitte & Touche. However, we adjourned the meeting until October 4th in order to continue to solicit proxies with respect to the proposal to approve an amendment to our charter to comply with a request from a state securities administrator (the “Charter Proposal”).

Regardless of the number of shares that you may own, it is very important that they be represented at the meeting when it is reconvened, so please vote now. Further, by voting now, you may help us limit the additional fees that we may incur to solicit additional votes.

Our board of directors unanimously recommends that stockholders vote FOR the Charter Proposal.
We urge you to use either the toll-free number 1(866)804-9616 or the internet site www.AALvote.com/HINESGII to quickly and easily vote your shares. Please see the attached proxy card for instructions. Alternatively, you may sign, date and mail the enclosed proxy card in the postage paid envelope provided.

Your vote is very important. Please vote today.

▪	Vote By Phone: Call toll-free 1(866)804-9616. Instructions are on your enclosed proxy card.

▪	Vote Via The Web: Log onto www.AALvote.com/HINESGII Using your enclosed proxy voting card, follow the instructions on the screen.

▪	Vote By Mail: Complete, sign, date and mail the enclosed proxy card in the enclosed postage-prepaid envelope.

IF YOU RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

Notice

Hines | Securities

Hines Global REIT II

Shareholder meeting adjourned to October 4th to allow time to solicit additional votes

Proxy solicitors are calling shareholders and additional mailings will be sent as October 4th deadline approaches.

Proxy Voting

If you have clients in Hines Global REIT II who have not yet voted, we need your help. Please encourage your clients to vote online as soon as possible if they have not already voted.

VOTE

Proxy solicitors will continue to reach out by phone and reminder mailings will be sent soon. Read the proxy filing here.

Voting now will reduce costs of soliciting addtional votes if the matter is not approved by October 4th.

The adjourned shareholder meeting is scheduled for October 4, 2017 at 12:30 p.m. CDT.

For more information, call your Hines Securities Regional Director or Internal Sales Consultant at 888.446.3773 or visit www.hinessecurities.com.

Hines Securities, Inc., Member FINRA/SIPC, is the dealer manager. For more information, call 888.446.3773 or visit hinessecurities.com

09/17